UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2006
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification Number
140 Caspian Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 542-0500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On April 5, 2006, the board of directors (the “Board”) of SanDisk Corporation (the “Company”) took the following actions, effective as of June 1, 2006:
          Dr. Eli Harari, 60, the Company’s Chief Executive Officer, President and member of the Board, will be appointed as Chairman of the Board and will maintain his position as Chief Executive Officer. Sanjay Mehrotra, 47, the Company’s Executive Vice President and Chief Operating Officer, will assume the role of President while maintaining his position as Chief Operating Officer. Irwin Federman, 70, will be appointed as Vice Chairman of the Board and Lead Independent Director. Under the new organization, Mr. Mehrotra and Judy Bruner, the Company’s Chief Financial Officer and Executive Vice President for Finance and Administration, will continue to report to Dr. Harari.
          The Change of Control Agreement, as amended, between Mr. Mehrotra and the Company, which is included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, remains in effect unchanged.
          Dr. Harari has served as President and CEO since the Company’s inception in 1988. He is a pioneer in non-volatile semiconductor storage with more than 100 US and foreign patents and numerous technical articles. Before co-founding the Company he held technical and management positions at Hughes Microelectronics, Intel, Honeywell and WSI. He holds a M.A. and Ph.D. (1973) in Solid State Sciences from Princeton University and a B.Sc. (Honors, 1969) in Physics from Manchester University.
          Mr. Mehrotra co-founded the Company in 1988 and is currently its Executive Vice President and Chief Operating Officer. He has also served as the Company’s Vice President of Engineering, Vice President of Product Development and Director of Memory Design and Product Engineering. Mr. Mehrotra has more than 26 years of experience in the non-volatile semiconductor memory industry including engineering and engineering management positions at Intel Corporation, Seeq Technology, Integrated Device Technology and Atmel Corporation. Mr. Mehrotra earned B.S. and M.S. degrees in electrical engineering and computer sciences from the University of California, Berkeley. He holds more than 50 patents and has published articles in the area of non-volatile memory design and flash memory systems.
          In connection with the above title changes, the Board amended the bylaws of the Company to clarify the duties of President, Chairman of the Board and Vice Chairman of the Board, and to make other mechanical and conforming changes. A copy of the Amended and Restated Bylaws of the Company is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of SanDisk Corporation dated April 5, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 10, 2006

SANDISK CORPORATION (Registrant)
By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Bylaws of SanDisk Corporation dated April 5, 2006.